Exhibit 99.1

Contact: Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765 www.cytyc.com

RiskMetrics Group (ISS), Glass Lewis & Co. and Egan-Jones Proxy Services

Support Cytyc Merger With Hologic

Marlborough, Mass., October 10, 2007 – Cytyc Corporation (Nasdaq: CYTC) today announced that RiskMetrics Group (ISS), Glass Lewis & Co. and Egan-Jones Proxy Services, the nation’s leading independent proxy advisory firms, recommend that Cytyc stockholders vote “FOR” the proposed combination of Cytyc and Hologic, Inc. ISS, Glass Lewis and Egan-Jones provide voting advice to hundreds of institutional investors, mutual and pension funds and other fiduciaries.

“The recommendations of three leading independent proxy advisory firms confirm our Board of Directors’ unanimous view that the combination with Hologic delivers significant value and is in the best interests of Cytyc and all of our stockholders,” said Patrick J. Sullivan, Chairman, Chief Executive Officer and President of Cytyc. “We urge all Cytyc stockholders to vote “FOR” the proposed transaction with Hologic today so that their votes can be counted at the upcoming Special Meeting.”

As previously announced on May 20, 2007, Hologic and Cytyc entered into a definitive agreement to combine the two companies in a cash and stock transaction under which Cytyc stockholders would receive 0.52 of a share of Hologic common stock and $16.50 in cash for each share of Cytyc common stock they own for a total consideration of approximately $6.2 billion. The transaction is expected to close in mid October 2007, subject to stockholder approval and the satisfaction of other previously disclosed closing conditions.

Stockholders are encouraged to read Cytyc’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Cytyc Board of Directors’ unanimous recommendation that stockholders vote “FOR” the approval of the proposed merger with Hologic.

Stockholders who have questions about the merger or need assistance in submitting their proxy or voting their shares should contact Cytyc’s proxy solicitor, Morrow & Co., Inc., toll-free at (800) 607-0088.

The Special Meeting will be held on Thursday, October 18, 2007, at 9:00 a.m., local time, at The Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts 02128. Stockholders of record as of the close of business on August 22, 2007 are entitled to notice of and vote at the Special Meeting.

About Cytyc

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, preterm birth screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors. Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc is a registered trademark of Cytyc Corporation.

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. Cytyc cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Without limiting the foregoing, Cytyc cannot guarantee that the merger with Hologic will be completed on a timely basis if at all. Among other things, the transaction is subject to approval of both companies’ stockholders as well as other customary closing conditions. In addition, each party has termination rights in certain limited circumstances. The risks and uncertainties included above are not exhaustive. The Joint Proxy Statement/Prospectus (File No. 333-144238), filed with the SEC by Hologic pursuant to Rule 424(b)(3) under the Securities Act of 1933, and the annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Cytyc has filed with the SEC contain additional factors that could impact the timing or completion of the transaction. Cytyc expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties’ expectations or any change in events, conditions or circumstances on which any such statement is based.

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